UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 9, 2007

AVISTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 South Grant Street 10th Floor
San Mateo, California 94402
(Address of principal executive offices, including zip code)

(650) 525-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Appointment of Certain Officers

Appointment of President

On July 9, 2007, Avistar Communications Corp., or Avistar, announced the appointment of Simon Moss as President of Avistar with global responsibility for all of Avistar’s products and services.   Mr. Moss’ appointment will be effective on July 16, 2007 at which time he will succeed Dr. Gerald J. Burnett in the role of President of Avistar.  Dr. Burnett will continue in his role as Chief Executive Officer and Chairman of the Board of Directors of Avistar.

Prior to joining Avistar, Mr. Moss served as Chief Executive Officer of Mantas, Inc., a compliance software solutions provider, from 2002 to 2006.  Mr. Moss served as a Partner in the New York office of PricewaterhouseCoopers LLC from 2000 to 2002 and served as President of FNX, a financial services software company, from 1999 to 2000.  Prior to joining FNX, Mr. Moss served in various management capacities at International Business Machines Corporation.

The Employment Agreement between Avistar and Mr. Moss, effective July 16, 2007, provides for (a) a base salary of $250,000 per year, (b) an option to purchase 1,100,000 shares of Avistar’s Common Stock at an exercise price per share equal to the fair market value of such stock on the date of grant, which option will vest over four years, subject to continued employment (the Option), (c) additional option grants upon achievement of certain performance milestones to be set by Avistar’s compensation committee, (d) an annual cash bonus, which will be subject to achievement of performance milestones to be set by the compensation committee, with a maximum total bonus of $87,500 for 2007, and $175,000 for 2008, (e) employee benefits made available by Avistar to its executive officers, (f) severance benefits if Mr. Moss is terminated without cause prior to a change of control equal to (i) six months of base salary, (ii) six months of health and life insurance coverage, and (iii) a pro rata portion of his annual bonus earned through the date of termination, and (g) if a change of control occurs prior to July 16, 2009, 50% of the shares subject to the Option will become fully vested and exercisable.

A copy of the Employment Agreement is expected to be filed with Avistar’s Quarterly Report on Form 10-Q for the three month period ending September 30, 2007.

The press release issued by Avistar on July 9, 2007 is attached as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corp. dated July 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Robert J. Habig
Robert J. Habig
Chief Financial Officer

Date:  July 9, 2007

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Avistar Communications Corp. dated July 9, 2007